UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2013

MICRONET ENERTEC TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35850	27-0016420
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

70 Kinderkamack Road, Emerson, New Jersey	07630
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (201) 225-0190

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                      Other Events.

On April 23, 2013, Micronet Enertec Technologies, Inc. (the “Company”) issued a press release announcing the pricing of its public offering (the “Offering”) of 1,620,000 shares of common stock, $0.001 par value per share, and warrants to purchase up to 810,000 shares of common stock, at an offering price of $5.00 per share of common stock and $0.01 per warrant.  The press release also announced the listing of the Company’s common stock and warrants on The NASDAQ Capital Market under the symbols “MICT” and “MICTW”, respectively.  A copy of the press release is attached hereto as Exhibit 99.1.

On April 29, 2013, the Company issued a press release announcing the closing of the Offering.  The press release also announced that the underwriter of the Offering exercised a portion of its over-allotment option and acquired warrants to purchase 121,500 shares of common stock.  A copy of the press release is attached hereto as Exhibit 99.2.

Item 9.01.                      Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated April 23, 2013
99.2	Press Release dated April 29, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICRONET ENERTEC TECHNOLOGIES, INC.

Dated: April 29, 2013	By:	/s/ David Lucatz
		Name:	David Lucatz
		Title:	President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description
99.1	Press Release dated April 23, 2013
99.2	Press Release dated April 29, 2013